Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 October 20, 2025
www.zionsbancorporation.com
Third Quarter 2025 Financial Results: FOR IMMEDIATE RELEASE
Investor Contact: Shannon Drage (801) 844-8208
Media Contact: Jennifer Johnston (801) 844-7112

Zions Bancorporation, N.A. reports 3Q25 Net Earnings of $221 million, diluted EPS of $1.48 compared with 3Q24 Net Earnings of $204 million, diluted EPS of $1.37, and 2Q25 Net Earnings of $243 million, diluted EPS of $1.63
THIRD QUARTER RESULTS

$1.48	$221 million	3.28%	11.3%
Net earnings per diluted common share	Net earnings	Net interest margin (“NIM”)	Estimated common equity tier 1 ratio

THIRD QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $672 million, up 8%
	•	NIM was 3.28%, compared with 3.03%

Operating Performance	•	Pre-provision net revenue² ("PPNR") was $345 million, up 14%; adjusted PPNR² was $352 million, up 18%
	•	Customer-related noninterest income was $163 million, up 3%; excluding net CVA, it was $174 million, up 8%
	•	Noninterest expense was $527 million, up 5%; adjusted noninterest expense² was $520 million, up 4%

Loans and Credit Quality	•	Loans and leases were $60.3 billion, up 2%
	•	Total loan and lease charge-offs included $50 million associated with two related C&I loans
	•	The annualized ratio of net loan and lease charge-offs to average loans and leases was 0.37%, compared with 0.02%
	•	The provision for credit losses was $49 million, compared with $13 million, primarily due to two large related C&I loans
	•	Nonperforming assets[3] were $324 million, or 0.54% of loans and leases and other real estate owned, compared with $368 million, or 0.62%
	•	Classified loans were $2.4 billion, or 4.00% of loans and leases, compared with $2.1 billion, or 3.55%, down from $2.7 billion, or 4.43% in the prior quarter

Deposits and Borrowed Funds	•	Total deposits were $74.9 billion, down 1%; customer deposits (excluding brokered deposits) were $71.1 billion, up 1%
	•	Short-term borrowings, primarily composed of secured borrowings, were $3.8 billion, up 29%

Capital	•	The estimated CET1 capital ratio was 11.3%, compared with 10.7%

Other Notable Items	•	Net credit valuation adjustment (“CVA”) loss on client-related interest rate swaps of $11 million, or $0.06 per share

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We’re pleased with the Company’s core earnings, which included 14% growth in pre-provision net revenue over the prior year period, and 18% on an adjusted basis. The net interest margin increased 25 basis points over the prior year period, while customer-related noninterest income, adjusted for the net credit valuation adjustment, grew 8%. Although loans contracted at a 3% annualized linked-quarter rate in the quarter, deposits, excluding brokered deposits, grew at an annualized rate of 7%. Over the past year, tangible book value per share grew 17%.”
Mr. Simmons continued, “The quarter’s credit results were marred by a $50 million charge-off, and a $10 million specific reserve established against the approximate remaining balance, arising from loans to two related companies in which apparent irregularities and misrepresentations were recently detected. Legal action has been initiated to pursue recovery of the amounts owed from guarantors of the credits. Excluding this loss, remaining net charge-offs were very benign at $6 million, or 4 basis points of average loans on an annualized basis.”

OPERATING PERFORMANCE[2]

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Interest Margin	3.28%	3.03%	3.18%	2.98%
Adjusted PPNR	$352	$299	$935	$819
Net charge-offs	$56	$3	$82	$24
Efficiency ratio	59.6%	62.5%	62.7%	64.9%
1 Comparisons noted in the bullet points are calculated for the current quarter compared with the same prior year period unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 18-20.
3 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2

Comparisons noted in the sections below are calculated for the current quarter versus the same prior year period unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they generally reflect a low starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Interest and fees on loans	$898	$875	$899	$23	3%	$(1)	—%
Interest on money market investments	41	50	67	(9)	(18)	(26)	(39)
Interest on securities	125	126	138	(1)	(1)	(13)	(9)
Total interest income	1,064	1,051	1,104	13	1	(40)	(4)
Interest on deposits	313	312	403	1	—	(90)	(22)
Interest on short- and long-term borrowings	79	91	81	(12)	(13)	(2)	(2)
Total interest expense	392	403	484	(11)	(3)	(92)	(19)
Net interest income	$672	$648	$620	$24	4	$52	8
				bps		bps
Yield on interest-earning assets [1]	5.16%	5.11%	5.35%	5		(19)
Rate paid on total deposits and interest-bearing liabilities [1]	1.92%	1.97%	2.36%	(5)		(44)
Cost of deposits [1]	1.67%	1.68%	2.14%	(1)		(47)
Net interest margin [1]	3.28%	3.17%	3.03%	11		25
1 Taxable-equivalent rates used where applicable.
Net interest income increased $52 million, or 8%, in the third quarter of 2025, relative to the prior year period, primarily due to lower funding costs. The increase was further supported by a favorable shift in the composition of average interest-earning assets, reflecting growth in higher-yielding loans and a decline in lower-yielding money market investments and securities. As a result, the net interest margin improved to 3.28%, compared with 3.03%.
The yield on average interest-earning assets, net of hedging activity, was 5.16% for the third quarter of 2025, compared with 5.35% in the prior year period, reflecting lower interest rates. The yield on average money market investments declined 100 basis points to 4.67%, while the net yield on average loans decreased 24 basis points to 5.91%. Additionally, the net yield on average securities declined 13 basis points to 2.73% during the third quarter of 2025.
The rate paid on total deposits and interest-bearing liabilities was 1.92% for the third quarter of 2025, compared with 2.36% in the prior year period. The total cost of deposits was 1.67%, compared with 2.14%, reflecting the lower interest rate environment.
Average interest-earning assets declined $111 million from the prior year quarter. This decrease was primarily attributable to a $1.2 billion reduction in average money market investments and a $1.2 billion decrease in average securities, with the latter largely resulting from principal reductions. These declines were partially offset by a $2.1 billion increase in average loans and leases.
Average interest-bearing liabilities decreased $641 million, or 1%, from the prior year quarter. This decline was primarily attributable to a $925 million reduction in average interest-bearing deposits, driven by the migration of a consumer interest-bearing product into a new noninterest-bearing offering. The decrease was partially offset by a $284 million increase in average borrowed funds, reflecting an increase in long-term debt.

ZIONS BANCORPORATION, N.A.
Press Release – Page 3

Noninterest Income
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Commercial account fees	$47	$46	$46	$1	2%	$1	2%
Card fees	24	24	24	—	—	—	—
Retail and business banking fees	19	19	18	—	—	1	6
Loan-related fees and income	20	19	17	1	5	3	18
Capital markets fees and income [1]	24	28	25	(4)	(14)	(1)	(4)
Wealth management fees	14	14	14	—	—	—	—
Other customer-related fees	15	14	14	1	7	1	7
Customer-related noninterest income	163	164	158	(1)	(1)	5	3
Dividends and other income	15	12	5	3	25	10	NM
Securities gains (losses), net	11	14	9	(3)	(21)	2	22
Noncustomer-related noninterest income	26	26	14	—	—	12	86
Total noninterest income	$189	$190	$172	$(1)	(1)	$17	10
Adjusted customer-related noninterest income [2]	$174	$164	$161	$10	6	$13	8
1 Effective the first quarter of 2025, capital markets fees and income includes the net CVA, which was previously disclosed under noncustomer-related noninterest income. During the third quarter of 2025, the net CVA was a loss of $11 million. This loss was primarily driven by an update to our valuation methodology, in addition to changes in other market factors.
2 Net of CVA. For information on non-GAAP financial measures, see pages 18-20.
Customer-related noninterest income increased $5 million, or 3%, compared with the prior year period. This growth was primarily driven by a $3 million increase in loan-related fees and income, largely resulting from increased loan sales activity. Excluding the impact of the net CVA loss, capital markets fees and income increased $7 million, or 25%, from the prior year period, benefitting from increased loan syndication activity and higher swap fee revenue.
Noncustomer-related noninterest income increased $12 million, or 86%, compared with the prior year period. This growth was primarily driven by a $10 million increase in dividends and other income, mainly attributable to a $6 million gain on the sale of a bank-owned property and higher dividends received on FHLB stock.

Noninterest Expense
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Salaries and employee benefits	$337	$336	$317	$1	—%	$20	6%
Technology, telecom, and information processing	70	65	66	5	8	4	6
Occupancy and equipment, net	42	40	40	2	5	2	5
Professional and legal services	14	13	14	1	8	—	—
Marketing and business development	11	12	12	(1)	(8)	(1)	(8)
Deposit insurance and regulatory expense	16	20	19	(4)	(20)	(3)	(16)
Credit-related expense	6	6	6	—	—	—	—
Other real estate expense, net	—	—	—	—	NM	—	NM
Other	31	35	28	(4)	(11)	3	11
Total noninterest expense	$527	$527	$502	$—	—	$25	5
Adjusted noninterest expense [1]	$520	$521	$499	$(1)	—	$21	4
1 For information on non-GAAP financial measures, see pages 18-20.

ZIONS BANCORPORATION, N.A.
Press Release – Page 4

Noninterest expense increased $25 million, or 5%, compared with the prior year quarter. Salaries and employee benefits expense increased $20 million, primarily due to higher severance and other salary-related costs, along with increased incentive compensation accruals reflecting improved profitability. Technology, telecom, and information processing expense increased $4 million, largely due to higher costs associated with application software, licensing, and maintenance.
Adjusted noninterest expense increased $21 million, or 4%. The efficiency ratio improved to 59.6%, compared with 62.5%, reflecting positive operating leverage as adjusted pre-provision net revenue increased $53 million, or 18%. For more information on non-GAAP financial measures, see pages 18-20.
BALANCE SHEET ANALYSIS

Investment Securities
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%
Investment securities:
Available-for-sale, at fair value	$9,170	$9,116	$9,495	$54	1%	$(325)	(3)%
Held-to-maturity, at amortized cost	9,059	9,272	9,857	(213)	(2)	(798)	(8)
Total investment securities, net of allowance	$18,229	$18,388	$19,352	$(159)	(1)	$(1,123)	(6)
Total investment securities decreased $1.1 billion, or 6%, to $18.2 billion, relative to the prior year quarter, primarily due to principal reductions, net of reinvestments.

Loans and Leases
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Loans held for sale	$215	$172	$97	$43	25%	$118	NM
Loans and leases:
Commercial	$31,179	$31,646	$30,785	$(467)	(1)	$394	1
Commercial real estate	13,477	13,611	13,483	(134)	(1)	(6)	—
Consumer	15,646	15,576	14,616	70	—	1,030	7
Loans and leases, net of unearned income and fees	60,302	60,833	58,884	(531)	(1)	1,418	2
Less allowance for loan losses	679	690	694	(11)	(2)	(15)	(2)
Loans and leases held for investment, net of allowance	$59,623	$60,143	$58,190	$(520)	(1)	$1,433	2
Unfunded commitments	$30,337	$29,564	$29,121	$773	3	$1,216	4
Loans and leases, net of unearned income and fees, increased $1.4 billion, or 2%, to $60.3 billion, relative to the prior year quarter. This growth was driven by a $1.0 billion increase in consumer loans, primarily within the 1-4 family residential loan portfolio, and a $394 million increase in commercial loans, primarily within the commercial and industrial loan portfolio.

ZIONS BANCORPORATION, N.A.
Press Release – Page 5

Credit Quality
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Provision for credit losses	$49	$(1)	$13	$50	NM	$36	NM
Allowance for credit losses	725	732	736	(7)	(1)%	(11)	(1)%
Net loan and lease charge-offs (recoveries)	56	10	3	46	NM	53	NM
Nonperforming assets	324	313	368	11	4	(44)	(12)
Classified loans	2,415	2,697	2,093	(282)	(10)	322	15
	3Q25	2Q25	3Q24	bps		bps
Ratio of ACL to loans and leases outstanding, at period end	1.20%	1.20%	1.25%	—		(5)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.37%	0.07%	0.02%	30		35
Ratio of nonperforming assets to loans and leases and other real estate owned	0.54%	0.51%	0.62%	3		(8)
Ratio of classified loans to total loans and leases	4.00%	4.43%	3.55%	(43)		45
During the third quarter of 2025, we recorded a $49 million provision for credit losses, compared with $13 million during the prior year period. The allowance for credit losses (“ACL”) totaled $725 million at September 30, 2025, compared with $736 million at September 30, 2024. The year-over-year decrease in the ACL primarily reflects lower reserves associated with commercial real estate (“CRE”) portfolio-specific risks, partially offset by more adverse economic scenarios and increased lending activity. The ratio of ACL to total loans and leases was 1.20% at September 30, 2025, compared with 1.25% at September 30, 2024.
Net loan and lease charge-offs totaled $56 million in the third quarter of 2025, compared with $3 million in the prior year quarter. This increase included $50 million in charge-offs associated with revolving lines of credit extended to two related commercial borrowers to finance the origination and purchase of commercial mortgages. Additionally, we have established a full reserve against the remaining $10 million exposure to these loans.
At September 30, 2025, nonperforming assets totaled $324 million, or 0.54% of total loans and leases and other real estate owned, compared with $368 million, or 0.62%, in the prior year period. Nonperforming assets remained primarily concentrated in the commercial and industrial, term CRE, and consumer 1-4 family residential loan portfolios. Classified loans totaled $2.4 billion, or 4.00% of total loans and leases, compared with $2.1 billion, or 3.55%, in the prior year period, and decreased from $2.7 billion, or 4.43%, in the prior quarter.

Deposits and Borrowed Funds
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions)	3Q25	2Q25	3Q24	$	%	$	%

Deposits:
Noninterest-bearing demand	$26,133	$25,413	$24,973	$720	3%	$1,160	5%
Interest-bearing:
Savings and money market	38,689	38,254	39,215	435	1	(526)	(1)
Time	6,232	6,200	6,333	32	1	(101)	(2)
Brokered	3,824	3,933	5,197	(109)	(3)	(1,373)	(26)
Total interest-bearing	48,745	48,387	50,745	358	1	(2,000)	(4)
Total deposits	$74,878	$73,800	$75,718	$1,078	1	$(840)	(1)
Borrowed funds:
Federal funds purchased and other short-term borrowings	$3,757	$6,072	$2,919	$(2,315)	(38)	$838	29
Long-term debt	1,473	970	548	503	52	925	NM
Total borrowed funds	$5,230	$7,042	$3,467	$(1,812)	(26)	$1,763	51

ZIONS BANCORPORATION, N.A.
Press Release – Page 6

Total deposits decreased $840 million, or 1%, compared with the prior year quarter, and increased $1.1 billion, or 1%, from the prior quarter. Interest-bearing deposits decreased $2.0 billion from the prior year quarter, primarily due to the migration of a consumer interest-bearing product into a new noninterest-bearing offering, as well as a reduction in brokered deposits. This decline was partially offset by a $1.2 billion increase in noninterest-bearing demand deposits, mainly driven by the aforementioned product migration.
At September 30, 2025, customer deposits (excluding brokered deposits) totaled $71.1 billion, compared with $70.5 billion at September 30, 2024. These balances included approximately $6.8 billion and $7.3 billion of reciprocal deposits, respectively. The loan-to-deposit ratio was 81%, compared with 78% in the prior year quarter.
Total borrowed funds, primarily composed of secured borrowings, increased $1.8 billion, or 51%, compared with the prior year quarter. This growth was driven by higher levels of long-term debt and short-term advances from the FHLB, partially offset by a reduction in borrowings under the FRB Bank Term Funding Program. The increase in long-term debt reflects the issuance of $500 million in 4.70% Fixed-to-Floating Senior Notes during the third quarter of 2025, and $500 million in 6.82% Fixed-to-Floating Subordinated Notes during the fourth quarter of 2024. These issuances were partially offset by the redemption of $88 million in 6.95% Fixed-to-Floating Subordinated Notes, also during the fourth quarter of 2024.

Shareholders’ Equity
				3Q25 - 2Q25		3Q25 - 3Q24
(In millions, except share data)	3Q25	2Q25	3Q24	$	%	$	%
Shareholders’ equity:
Preferred stock	$66	$66	$440	$—	—%	$(374)	(85)%
Common stock and additional paid-in capital	1,721	1,713	1,717	8	—	4	—
Retained earnings	7,134	6,981	6,564	153	2	570	9
Accumulated other comprehensive income (loss)	(2,056)	(2,164)	(2,336)	108	5	280	12
Total shareholders’ equity	$6,865	$6,596	$6,385	$269	4	$480	8
Capital distributions:
Common dividends paid	$67	$64	$61	$3	5	$6	10

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	147,125	147,053	147,150	72	—%	(25)	—%
Common shares outstanding, at period end (in thousands)	147,640	147,603	147,699	37	—	(59)	—
Preferred stock decreased $374 million due to the redemption of the outstanding shares of our Series G, I, and J preferred stock during the fourth quarter of 2024. The common stock dividend was $0.45 per share, compared with $0.41 per share during the third quarter of 2024.
Accumulated other comprehensive income (loss) (“AOCI”) was a loss of $2.1 billion at September 30, 2025, an improvement of $280 million when compared with a loss of $2.3 billion at September 30, 2024. The AOCI loss largely reflects a decline in the fair value of fixed-rate available-for-sale securities as a result of changes in interest rates. Absent any sales or credit impairment of these securities, the unrealized losses will not be recognized in earnings. We do not intend to sell any securities with unrealized losses. Although changes in AOCI are reflected in shareholders’ equity, they are currently excluded from regulatory capital, and therefore do not impact our regulatory capital ratios.
Estimated common equity tier 1 (“CET1”) capital was $7.7 billion, an increase of 7%, compared with $7.2 billion in the prior year period. The estimated CET1 capital ratio was 11.3%, compared with 10.7%. Tangible book value per common share increased $5.52, or 17%, to $38.64, mainly due to an increase in retained earnings and reduced unrealized losses in AOCI. For more information on non-GAAP financial measures, see pages 18-20.

ZIONS BANCORPORATION, N.A.
Press Release – Page 7

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss the third quarter results at 5:30 p.m. ET on October 20, 2025. Media representatives, analysts, investors, and the public are invited to join this discussion by calling (877) 709-8150 (domestic and international) and using the meeting number 13756405, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $3.1 billion in 2024, and total assets of approximately $89 billion at December 31, 2024. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small- and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending. In addition, Zions is included in the S&P MidCap 400 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at www.zionsbancorporation.com.
Forward-Looking Information
This earnings release contains “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and assumptions regarding future events and outcomes. However, they are inherently subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performances, achievements, industry developments, or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements may include, among others:
•Statements concerning the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, operating results, and performance of Zions Bancorporation, National Association, and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and
•Statements preceded or followed by, or that include, terminology such as “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” or similar words and expressions, including their negative forms.
Forward-looking statements are not guarantees and should not be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, key factors that may cause material differences include:
•The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits;
•Changes in general industry, political, and economic conditions, including increases in the national debt, elevated inflation, economic slowdowns or recessions, and other macroeconomic challenges; changes in interest and reference rates, which could negatively impact our revenues and expenses, the valuation and performance of our assets and liabilities, and the availability and cost of capital and liquidity;
•Political developments, including government shutdowns and other significant disruptions and changes in the funding, size, scope, and effectiveness of the government and its agencies and services;
•The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in the interpretation, enforcement, and applicability of laws and fiscal, monetary, regulatory, trade, and tax policies;

ZIONS BANCORPORATION, N.A.
Press Release – Page 8

•Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in regulatory bank fees, insurance assessments, and capital standards; and other regulatory requirements;
•Evolving trade policies and disputes, such as proposed and implemented tariffs and resulting market volatility and uncertainty, including the effects on supply chains, expenses, and revenues for both us and our customers;
•Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to, us or the banking industry;
•Changes in our credit ratings;
•Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of, and demand for, our products and services, and our ability to recruit and retain talent;
•The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, blockchain, artificial intelligence, quantum computing, and related innovations affecting both us and the banking industry;
•Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives;
•Our ability to develop and maintain technology and information security systems, along with effective controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents, particularly given the accelerating pace at which threat actors are developing and deploying increasingly sophisticated and targeted tactics against the financial services industry;
•Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting, third parties upon whom we rely for the delivery of various products and services;
•The effects of wars, geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future;
•Natural disasters, pandemics, wildfires, catastrophic events, and other emergencies and incidents, and their impact on our and our customers’ operations, business, and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products;
•Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change and diversity;
•Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital;
•The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity;
•The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks;
•Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; and
•Other assumptions, risks, or uncertainties described in this earnings release, and other SEC filings.
We caution against undue reliance on forward-looking statements, which reflect our views only as of their date of issuance. Except as required by law, we specifically disclaim any obligation to update any factors or publicly announce revisions to forward-looking statements to reflect future events or developments.

ZIONS BANCORPORATION, N.A.
Press Release – Page 9

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
BALANCE SHEET [1]
Loans held for investment, net of allowance	$59,623	$60,143	$59,244	$58,714	$58,190
Total assets	88,533	88,893	87,992	88,775	87,032
Deposits	74,878	73,800	75,692	76,223	75,718
Total shareholders’ equity	6,865	6,596	6,327	6,124	6,385
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$221	$243	$169	$200	$204
Net interest income	672	648	624	627	620
Taxable-equivalent net interest income [2]	683	661	635	639	632
Total noninterest income	189	190	171	193	172
Total noninterest expense	527	527	538	509	502
Pre-provision net revenue [2]	345	324	268	323	302
Adjusted pre-provision net revenue [2]	352	316	267	312	299
Provision for credit losses	49	(1)	18	41	13
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.48	$1.63	$1.13	$1.34	$1.37
Dividends	0.45	0.43	0.43	0.43	0.41
Book value per common share [1]	46.05	44.24	42.43	40.97	40.25
Tangible book value per common share [1,2]	38.64	36.81	34.95	33.85	33.12
Weighted average share price	55.42	46.72	53.64	54.60	47.13
Weighted average diluted common shares outstanding (in thousands)	147,125	147,053	147,387	147,329	147,150
Common shares outstanding (in thousands) [1]	147,640	147,603	147,567	147,871	147,699
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.99%	1.09%	0.77%	0.96%	0.95%
Return on average common equity	13.3%	15.3%	11.1%	13.2%	14.1%
Return on average tangible common equity [2]	16.0%	18.7%	13.4%	16.0%	17.4%
Net interest margin	3.28%	3.17%	3.10%	3.05%	3.03%
Cost of deposits	1.67%	1.68%	1.76%	1.93%	2.14%
Efficiency ratio [2]	59.6%	62.2%	66.6%	62.0%	62.5%
Effective tax rate [3]	22.1%	21.8%	28.9%	20.0%	22.7%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.54%	0.51%	0.51%	0.50%	0.62%
Annualized ratio of net loan and lease charge-offs to average loans	0.37%	0.07%	0.11%	0.24%	0.02%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.20%	1.20%	1.24%	1.25%	1.25%
Full-time equivalent employees	9,286	9,440	9,392	9,406	9,503
CAPITAL RATIOS AND DATA [1]
Tangible common equity ratio [2]	6.5%	6.2%	5.9%	5.7%	5.7%
Common equity tier 1 capital [4]	$7,734	$7,570	$7,379	$7,363	$7,206
Risk-weighted assets [4]	$68,634	$69,026	$68,132	$67,685	$67,305
Common equity tier 1 capital ratio [4]	11.3%	11.0%	10.8%	10.9%	10.7%
Tier 1 risk-based capital ratio [4]	11.4%	11.1%	10.9%	11.0%	11.4%
Total risk-based capital ratio [4]	13.7%	13.4%	13.3%	13.3%	13.2%
Tier 1 leverage ratio [4]	8.8%	8.5%	8.4%	8.3%	8.6%
1 At period end.
2 For information on non-GAAP financial measures, see pages 18-20.
3 The increase in the effective tax rate at March 31, 2025 was the result of a revaluation of deferred tax assets due to newly enacted state tax legislation.
4 Current period ratios and amounts represent estimates.

ZIONS BANCORPORATION, N.A.
Press Release – Page 10

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$771	$780	$833	$651	$1,114
Money market investments:
Interest-bearing deposits	2,395	1,781	1,980	2,850	1,253
Federal funds sold and securities purchased under agreements to resell	1,008	1,140	936	1,453	986
Trading securities, at fair value	134	180	64	35	68
Investment securities:
Available-for-sale, at fair value	9,170	9,116	9,223	9,095	9,495
Held-to-maturity [1], at amortized cost	9,059	9,272	9,481	9,669	9,857
Total investment securities, net of allowance	18,229	18,388	18,704	18,764	19,352
Loans held for sale [2]	215	172	112	74	97
Loans and leases, net of unearned income and fees	60,302	60,833	59,941	59,410	58,884
Allowance for loan and lease losses	679	690	697	696	694
Loans held for investment, net of allowance	59,623	60,143	59,244	58,714	58,190
Other noninterest-bearing investments	1,098	1,182	1,045	1,020	946
Premises, equipment, and software, net	1,358	1,361	1,362	1,366	1,372
Goodwill and intangibles	1,094	1,096	1,104	1,052	1,053
Other real estate owned	5	5	2	1	5
Other assets	2,603	2,665	2,606	2,795	2,596
Total assets	$88,533	$88,893	$87,992	$88,775	$87,032
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$26,133	$25,413	$24,792	$24,704	$24,973
Interest-bearing:
Savings and money market	38,689	38,254	39,860	40,037	39,242
Time	10,056	10,133	11,040	11,482	11,503
Total deposits	74,878	73,800	75,692	76,223	75,718
Federal funds and other short-term borrowings	3,757	6,072	3,476	3,832	2,919
Long-term debt	1,473	970	964	950	548
Reserve for unfunded lending commitments	46	42	46	45	42
Other liabilities	1,514	1,413	1,487	1,601	1,420
Total liabilities	81,668	82,297	81,665	82,651	80,647
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	66	66	66	66	440
Common stock [3] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	1,721	1,713	1,706	1,737	1,717
Retained earnings	7,134	6,981	6,805	6,701	6,564
Accumulated other comprehensive income (loss)	(2,056)	(2,164)	(2,250)	(2,380)	(2,336)
Total shareholders’ equity	6,865	6,596	6,327	6,124	6,385
Total liabilities and shareholders’ equity	$88,533	$88,893	$87,992	$88,775	$87,032
[1] Held-to-maturity (fair value)	$9,106	$9,229	$9,400	$9,382	$10,024
[2] Loans held for sale (carried at fair value)	126	100	62	25	58
[3] Common shares (issued and outstanding)	147,640	147,603	147,567	147,871	147,699

ZIONS BANCORPORATION, N.A.
Press Release – Page 11

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income:
Interest and fees on loans	$898	$875	$850	$873	$899
Interest on money market investments	41	50	53	60	67
Interest on securities	125	126	125	129	138
Total interest income	1,064	1,051	1,028	1,062	1,104
Interest expense:
Interest on deposits	313	312	326	371	403
Interest on short- and long-term borrowings	79	91	78	64	81
Total interest expense	392	403	404	435	484
Net interest income	672	648	624	627	620
Provision for credit losses:
Provision for loan and lease losses	45	3	17	38	1
Provision for unfunded lending commitments	4	(4)	1	3	12
Total provision for credit losses	49	(1)	18	41	13
Net interest income after provision for credit losses	623	649	606	586	607
Noninterest income:
Commercial account fees	47	46	45	47	46
Card fees	24	24	23	24	24
Retail and business banking fees	19	19	17	17	18
Loan-related fees and income	20	19	17	20	17
Capital markets fees and income	24	28	27	40	25
Wealth management fees	14	14	15	14	14
Other customer-related fees	15	14	14	14	14
Customer-related noninterest income	163	164	158	176	158
Dividends and other income	15	12	7	9	5
Securities gains (losses), net	11	14	6	8	9
Total noninterest income	189	190	171	193	172
Noninterest expense:
Salaries and employee benefits	337	336	342	321	317
Technology, telecom, and information processing	70	65	70	66	66
Occupancy and equipment, net	42	40	41	42	40
Professional and legal services	14	13	13	17	14
Marketing and business development	11	12	11	10	12
Deposit insurance and regulatory expense	16	20	22	17	19
Credit-related expense	6	6	6	6	6
Other real estate expense, net	—	—	—	—	—
Other	31	35	33	30	28
Total noninterest expense	527	527	538	509	502
Income before income taxes	285	312	239	270	277
Income taxes	63	68	69	54	63
Net income	222	244	170	216	214
Preferred stock dividends	(1)	(1)	(1)	(10)	(10)
Preferred stock redemption	—	—	—	(6)	—
Net earnings applicable to common shareholders	$221	$243	$169	$200	$204
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	147,045	147,044	147,321	147,247	147,138
Diluted shares (in thousands)	147,125	147,053	147,387	147,329	147,150
Net earnings per common share:
Basic	$1.48	$1.63	$1.13	$1.34	$1.37
Diluted	1.48	1.63	1.13	1.34	1.37

ZIONS BANCORPORATION, N.A.
Press Release – Page 12

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Nine Months Ended September 30, 2025
(In millions, except share and per share amounts)	2025	2024

Interest income:
Interest and fees on loans	$2,623	$2,641
Interest on money market investments	144	170
Interest on securities	376	420
Total interest income	3,143	3,231
Interest expense:
Interest on deposits	951	1,169
Interest on short- and long-term borrowings	248	259
Total interest expense	1,199	1,428
Net interest income	1,944	1,803
Provision for credit losses:
Provision for loan losses	65	34
Provision for unfunded lending commitments	1	(3)
Total provision for credit losses	66	31
Net interest income after provision for credit losses	1,878	1,772
Noninterest income:
Commercial account fees	138	135
Card fees	71	72
Retail and business banking fees	55	50
Loan-related fees and income	56	50
Capital markets fees and income	79	70
Wealth management fees	43	44
Other customer-related fees	43	42
Customer-related noninterest income	485	463
Dividends and other income	34	33
Securities gains (losses), net	31	11
Total noninterest income	550	507
Noninterest expense:
Salaries and employee benefits	1,015	966
Technology, telecom, and information processing	205	194
Occupancy and equipment, net	123	119
Professional and legal services	40	47
Marketing and business development	34	35
Deposit insurance and regulatory expense	58	74
Credit-related expense	18	19
Other real estate expense, net	—	(1)
Other	99	84
Total noninterest expense	1,592	1,537
Income before income taxes	836	742
Income taxes	200	174
Net income	636	568
Preferred stock dividends	(3)	(31)
Net earnings applicable to common shareholders	$633	$537
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	147,136	147,197
Diluted shares (in thousands)	147,175	147,202
Net earnings per common share:
Basic	$4.25	$3.61
Diluted	4.25	3.61

ZIONS BANCORPORATION, N.A.
Press Release – Page 13

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Commercial:
Commercial and industrial	$17,222	$17,526	$16,900	$16,891	$16,757
Owner occupied	9,267	9,377	9,321	9,333	9,381
Municipal	4,341	4,376	4,412	4,364	4,270
Leasing	349	367	377	377	377
Total commercial	31,179	31,646	31,010	30,965	30,785
Commercial real estate:
Term	11,008	11,186	10,878	10,703	10,650
Construction and land development	2,469	2,425	2,715	2,774	2,833
Total commercial real estate	13,477	13,611	13,593	13,477	13,483
Consumer:
1-4 family residential	10,423	10,431	10,312	9,939	9,489
Home equity credit line	3,848	3,784	3,670	3,641	3,543
Construction and other consumer real estate	769	743	762	810	997
Bankcard and other revolving plans	477	496	472	457	461
Other	129	122	122	121	126
Total consumer	15,646	15,576	15,338	14,968	14,616
Total loans and leases	$60,302	$60,833	$59,941	$59,410	$58,884

Nonperforming Assets
(Unaudited)

(In millions)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Nonaccrual loans [1]	$319	$308	$305	$297	$363
Other real estate owned [2]	5	5	2	1	5
Total nonperforming assets	$324	$313	$307	$298	$368
Ratio of nonperforming assets to loans [1] and leases and other real estate owned [2]	0.54%	0.51%	0.51%	0.50%	0.62%
Accruing loans past due 90 days or more	$5	$4	$13	$18	$7
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.01%	0.02%	0.03%	0.01%
Nonaccrual loans and accruing loans past due 90 days or more	$324	$312	$318	$315	$370
Ratio of nonperforming assets [1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.54%	0.52%	0.53%	0.53%	0.64%
Accruing loans past due 30-89 days	$69	$57	$105	$57	$89
Classified loans	2,415	2,697	2,891	2,870	2,093
Ratio of classified loans to total loans and leases	4.00%	4.43%	4.82%	4.83%	3.55%
1 Includes loans held for sale.
2 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Allowance for Loan and Lease Losses
Balance at beginning of period	$690	$697	$696	$694	$696
Provision for loan losses	45	3	17	38	1
Loan and lease charge-offs	67	16	24	41	15
Less: Recoveries	11	6	8	5	12
Net loan and lease charge-offs (recoveries)	56	10	16	36	3
Balance at end of period	$679	$690	$697	$696	$694
Ratio of allowance for loan losses to loans [1] and leases, at period end	1.13%	1.13%	1.16%	1.17%	1.18%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	213%	224%	229%	234%	191%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.37%	0.07%	0.11%	0.24%	0.02%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$42	$46	$45	$42	$30
Provision for unfunded lending commitments	4	(4)	1	3	12
Balance at end of period	$46	$42	$46	$45	$42
Allowance for Credit Losses
Allowance for loan losses	$679	$690	$697	$696	$694
Reserve for unfunded lending commitments	46	42	46	45	42
Total allowance for credit losses	$725	$732	$743	$741	$736
Ratio of ACL to loans [1] and leases outstanding, at period end	1.20%	1.20%	1.24%	1.25%	1.25%
1 Does not include loans held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 15

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Commercial:
Commercial and industrial	$107	$113	$121	$114	$173
Owner occupied	40	39	25	31	29
Municipal	2	5	10	11	11
Leasing	4	2	2	2	2
Total commercial	153	159	158	158	215
Commercial real estate:
Term	70	60	58	59	67
Construction and land development	—	—	—	—	2
Total commercial real estate	70	60	58	59	69
Consumer:
1-4 family residential	63	58	56	49	47
Home equity credit line	32	30	32	30	30
Bankcard and other revolving plans	1	1	1	1	1
Other	—	—	—	—	1
Total consumer	96	89	89	80	79
Total nonaccrual loans	$319	$308	$305	$297	$363

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Commercial:
Commercial and industrial	$50	$8	$13	$35	$3
Owner occupied	(1)	(1)	(1)	(1)	—
Municipal	3	—	—	—	—
Total commercial	52	7	12	34	3
Commercial real estate:
Term	2	1	—	—	(2)
Total commercial real estate	2	1	—	—	(2)
Consumer:
1-4 family residential	—	1	1	—	—
Bankcard and other revolving plans	1	1	2	2	2
Other	1	—	1	—	—
Total consumer loans	2	2	4	2	2
Total net charge-offs (recoveries)	$56	$10	$16	$36	$3

ZIONS BANCORPORATION, N.A.
Press Release – Page 16

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,582	4.42%	$1,543	4.50%	$2,457	5.53%
Federal funds sold and securities purchased under agreements to resell	1,940	4.87%	2,757	4.77%	2,258	5.82%
Total money market investments	3,522	4.67%	4,300	4.68%	4,715	5.67%
Trading securities	83	4.63%	244	4.77%	32	4.18%
Investment securities:
Available-for-sale	9,078	3.28%	9,093	3.27%	9,442	3.53%
Held-to-maturity	9,143	2.19%	9,351	2.22%	9,936	2.22%
Total investment securities	18,221	2.73%	18,444	2.74%	19,378	2.86%
Loans held for sale	171	NM	118	NM	104	NM
Loans and leases: [2]
Commercial	31,558	5.97%	31,383	5.89%	30,671	6.14%
Commercial real estate	13,611	6.64%	13,612	6.64%	13,523	7.23%
Consumer	15,617	5.16%	15,465	5.14%	14,471	5.18%
Total loans and leases	60,786	5.91%	60,460	5.86%	58,665	6.15%
Total interest-earning assets	82,783	5.16%	83,566	5.11%	82,894	5.35%
Cash and due from banks	702		703		703
Allowance for credit losses on loans and debt securities	(687)		(694)		(699)
Goodwill and intangibles	1,095		1,097		1,054
Other assets	5,262		5,313		5,218
Total assets	$89,155		$89,985		$89,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$39,252	2.18%	$38,877	2.15%	$39,031	2.72%
Time	10,129	3.81%	10,659	3.90%	11,275	4.81%
Total interest-bearing deposits	49,381	2.51%	49,536	2.52%	50,306	3.19%
Borrowed funds:
Federal funds purchased and security repurchase agreements	665	4.28%	1,463	4.36%	1,072	5.33%
Other short-term borrowings	4,731	4.48%	5,340	4.48%	4,704	4.89%
Long-term debt	1,210	6.13%	966	6.41%	546	5.91%
Total borrowed funds	6,606	4.76%	7,769	4.70%	6,322	5.06%
Total interest-bearing liabilities	55,987	2.78%	57,305	2.82%	56,628	3.40%
Noninterest-bearing demand deposits	24,922		24,730		24,723
Other liabilities	1,564		1,527		1,641
Total liabilities	82,473		83,562		82,992
Shareholders’ equity:
Preferred equity	66		66		440
Common equity	6,616		6,357		5,738
Total shareholders’ equity	6,682		6,423		6,178
Total liabilities and shareholders’ equity	$89,155		$89,985		$89,170
Spread on average interest-bearing funds		2.38%		2.29%		1.95%
Impact of net noninterest-bearing sources of funds		0.90%		0.88%		1.08%
Net interest margin		3.28%		3.17%		3.03%
Memo: total cost of deposits	$74,303	1.67%	$74,266	1.68%	$75,029	2.14%
Memo: total deposits and interest-bearing liabilities	$80,909	1.92%	$82,035	1.97%	$81,351	2.36%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 17

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Nine Months Ended
	September 30, 2025		September 30, 2024
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,586	4.51%	$1,940	5.59%
Federal funds sold and securities purchased under agreements to resell	2,552	4.77%	2,037	5.86%
Total money market investments	4,138	4.67%	3,977	5.72%
Trading securities	117	4.68%	35	4.42%
Investment securities:
Available-for-sale	9,091	3.27%	9,725	3.52%
Held-to-maturity	9,348	2.22%	10,110	2.24%
Total investment securities	18,439	2.74%	19,835	2.87%
Loans held for sale	124	NM	68	NM
Loans and leases: [2]
Commercial	31,327	5.90%	30,553	6.05%
Commercial real estate	13,593	6.61%	13,538	7.24%
Consumer	15,378	5.14%	14,198	5.15%
Total loans and leases	60,298	5.87%	58,289	6.11%
Total interest-earning assets	83,116	5.11%	82,204	5.30%
Cash and due from banks	703		701
Allowance for credit losses on loans and debt securities	(691)		(693)
Goodwill and intangibles	1,082		1,056
Other assets	5,317		5,305
Total assets	$89,527		$88,573
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$39,256	2.17%	$38,471	2.73%
Time	10,601	3.96%	10,601	4.83%
Total interest-bearing deposits	49,857	2.55%	49,072	3.18%
Borrowed funds:
Federal funds purchased and security repurchase agreements	1,279	4.34%	1,328	5.37%
Other short-term borrowings	4,685	4.49%	4,910	4.94%
Long-term debt	1,045	6.29%	544	5.96%
Total borrowed funds	7,009	4.73%	6,782	5.11%
Total interest-bearing funds	56,866	2.82%	55,854	3.41%
Noninterest-bearing demand deposits	24,637		25,136
Other liabilities	1,571		1,650
Total liabilities	83,074		82,640
Shareholders’ equity:
Preferred equity	66		440
Common equity	6,387		5,493
Total shareholders’ equity	6,453		5,933
Total liabilities and shareholders’ equity	$89,527		$88,573
Spread on average interest-bearing funds		2.29%		1.89%
Impact of net noninterest-bearing sources of funds		0.89%		1.09%
Net interest margin		3.18%		2.98%
Memo: total cost of deposits	$74,494	1.71%	$74,208	2.10%
Memo: total deposits and interest-bearing liabilities	$81,503	1.98%	$80,990	2.34%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 18

NON-GAAP FINANCIAL MEASURES
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and provide a meaningful basis for period-to-period comparisons. We use these non-GAAP financial measures to assess our performance and financial position. We believe that presenting these non-GAAP financial measures allows investors to assess our performance on the same basis as that applied by our management and the financial services industry.
Non-GAAP financial measures have inherent limitations and are not necessarily comparable to similar financial measures that may be presented by other financial services companies. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
Tangible Common Equity and Related Measures
Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. We believe these non-GAAP measures provide useful information about our use of shareholders’ equity and provide a basis for evaluating the performance of a business more consistently, whether acquired or developed internally.
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net earnings applicable to common shareholders (GAAP)		$221	$243	$169	$200	$204
Adjustments, net of tax:
Amortization of core deposit and other intangibles		2	2	1	1	1
Adjusted net earnings applicable to common shareholders, net of tax	(a)	$223	$245	$170	$201	$205
Average common equity (GAAP)		$6,616	$6,357	$6,182	$6,036	$5,738
Average goodwill and intangibles		(1,095)	(1,097)	(1,052)	(1,053)	(1,054)
Average tangible common equity (non-GAAP)	(b)	$5,521	$5,260	$5,130	$4,983	$4,684
Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	366	366
Return on average tangible common equity (non-GAAP) [1]	(a/b/c)*d	16.0%	18.7%	13.4%	16.0%	17.4%
1 Excluding the effect of AOCI from average tangible common equity would result in associated returns of 11.5%, 13.1%, 9.2%, 10.9%, and 11.4% for the respective periods presented.
TANGIBLE EQUITY RATIO, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER COMMON SHARE (ALL NON-GAAP MEASURES)

(Dollar amounts in millions, except per share amounts)		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total shareholders’ equity (GAAP)		$6,865	$6,596	$6,327	$6,124	$6,385
Goodwill and intangibles		(1,094)	(1,096)	(1,104)	(1,052)	(1,053)
Tangible equity (non-GAAP)	(a)	5,771	5,500	5,223	5,072	5,332
Preferred stock		(66)	(66)	(66)	(66)	(440)
Tangible common equity (non-GAAP)	(b)	$5,705	$5,434	$5,157	$5,006	$4,892
Total assets (GAAP)		$88,533	$88,893	$87,992	$88,775	$87,032
Goodwill and intangibles		(1,094)	(1,096)	(1,104)	(1,052)	(1,053)
Tangible assets (non-GAAP)	(c)	$87,439	$87,797	$86,888	$87,723	$85,979
Common shares outstanding (in thousands)	(d)	147,640	147,603	147,567	147,871	147,699
Tangible equity ratio (non-GAAP)	(a/c)	6.6%	6.3%	6.0%	5.8%	6.2%
Tangible common equity ratio (non-GAAP)	(b/c)	6.5%	6.2%	5.9%	5.7%	5.7%
Tangible book value per common share (non-GAAP)	(b/d)	$38.64	$36.81	$34.95	$33.85	$33.12

ZIONS BANCORPORATION, N.A.
Press Release – Page 19

Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio is a measure of operating expense relative to revenue. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. We make adjustments to exclude certain items that are not generally expected to recur frequently, as identified in the subsequent schedule. We believe these adjustments allow for more consistent comparability across periods. Adjusted noninterest expense provides a measure as to how we are managing our expenses. Adjusted pre-provision net revenue enables management and others to assess our ability to generate capital. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.
EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Noninterest expense (GAAP)	(a)	$527	$527	$538	$509	$502
Adjustments:
Severance costs		6	2	3	1	1
Amortization of core deposit and other intangibles		2	2	2	2	2
SBIC investment success fee accrual		1	2	—	—	—
FDIC special assessment		(2)	—	—	(3)	—
Total adjustments	(b)	7	6	5	—	3
Adjusted noninterest expense (non-GAAP)	(c)=(a-b)	$520	$521	$533	$509	$499

Net interest income (GAAP)	(d)	$672	$648	$624	$627	$620
Fully taxable-equivalent adjustments	(e)	11	13	11	12	12
Taxable-equivalent net interest income (non-GAAP)	(f)=(d+e)	683	661	635	639	632

Customer-related noninterest income (GAAP)	(g)	163	164	158	176	158
Net credit valuation adjustment (CVA) [1]	(h)	(11)	—	—	3	(3)
Adjusted customer-related noninterest income (non-GAAP)	(i)=(g-h)	174	164	158	173	161

Noncustomer-related noninterest income (GAAP)	(j)	26	26	13	17	14
Securities gains (losses), net	(k)	11	14	6	8	9
Adjusted noncustomer-related noninterest income (non-GAAP)	(l)=(j-k)	15	12	7	9	5

Combined income (non-GAAP)	(m)=(f+g+j)	$872	$851	$806	$832	$804
Adjusted taxable-equivalent revenue (non-GAAP)	(n)=(f+i+l)	872	837	800	821	798

Pre-provision net revenue (PPNR) (non-GAAP)	(m)-(a)	$345	$324	$268	$323	$302
Adjusted PPNR (non-GAAP)	(n)-(c)	352	316	267	312	299
Efficiency ratio (non-GAAP)	(c/n)	59.6%	62.2%	66.6%	62.0%	62.5%
1 Effective the first quarter of 2025, net CVA is included in capital markets fees and income.

ZIONS BANCORPORATION, N.A.
Press Release – Page 20

EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Nine Months Ended
(Dollar amounts in millions)		September 30, 2025	September 30, 2024

Noninterest expense (GAAP)	(a)	$1,592	$1,537
Adjustments:
Severance costs		11	2
Other real estate expense		—	(1)
Amortization of core deposit and other intangibles		6	5
SBIC investment success fee accrual		3	1
FDIC special assessment		(2)	14
Total adjustments	(b)	18	21
Adjusted noninterest expense (non-GAAP)	(c)=(a-b)	$1,574	$1,516

Net interest income (GAAP)	(d)	$1,944	$1,803
Fully taxable-equivalent adjustments	(e)	35	33
Taxable-equivalent net interest income (non-GAAP)	(f)=(d+e)	1,979	1,836

Customer-related noninterest income (GAAP)	(g)	485	463
Net credit valuation adjustment (CVA) [1]	(h)	(11)	(3)
Adjusted customer-related noninterest income (non-GAAP)	(i)=(g-h)	496	466

Noncustomer-related noninterest income (GAAP)	(j)	65	44
Securities gains (losses), net	(k)	31	11
Adjusted noncustomer-related noninterest income (non-GAAP)	(l)=(j-k)	34	33

Combined income (non-GAAP)	(m)=(f+g+j)	$2,529	$2,343
Adjusted taxable-equivalent revenue (non-GAAP)	(n)=(f+i+l)	2,509	2,335

Pre-provision net revenue (PPNR) (non-GAAP)	(m)-(a)	$937	$806
Adjusted PPNR (non-GAAP)	(n)-(c)	935	819
Efficiency ratio (non-GAAP)	(c/n)	62.7%	64.9%
1 Effective the first quarter of 2025, net CVA is included in capital markets fees and income.